UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2021

Microvast Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38826	83-2530757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

12603 Southwest Freeway, Suite 210

Stafford, Texas 77477

(Address of principal executive offices, including zip code)

281-491-9505

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MVST	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	MVSTW	The Nasdaq Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Base Salary Increases; Establishment of Short- and Long-Term Incentive Targets and Performance Metrics

On August 25, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of Microvast Holdings, Inc. (the “Company”) approved base salary adjustments for its named executive officers, which are reflected in the table below. In addition, the Committee approved eligibility for short- and long-term incentive opportunities for its named executive officers for 2021 as detailed in the table below. The Company did not previously have any arrangements with its named executive officers providing for annual cash bonuses or specific long-term incentive opportunities, other than with Mr. Kelterborn. Mr. Kelterborn’s employment agreement provides for an annual target bonus opportunity of 30% of his base salary based on performance.

The adjustments were made in consultation with an independent compensation consultant and reflect the additional risks and responsibilities of being a named executive officer of a publicly traded company, as well as comparable market compensation practices.

Name and Principal Position	Base Salary Prior to 8/25/2021 ($)(1)	Base Salary Prior to 8/25/2021 ($)(2)	Target Short-Term Incentive ($)(3)	Target Long-Term Incentive RSUs ($)(4)(5)	Target Long-Term Incentive PSUs ($)(4)(6)	Total Compensation At Target ($)
Yang Wu	350,000	550,000	330,000	110,000	330,000	1,200,000
Chief Executive Officer
Shane Smith	250,000	300,000	120,000	60,000	60,000	540,000
Chief Operating Officer
Sascha Kelterborn	250,000	300,000	120,000	60,000	60,000	540,000
Chief Revenue Officer

(1)	The amounts in this column reflect annualized base salary in effect prior to 8/25/2021.

(2)	The amounts in this column reflect annualized base salary in effect after 8/25/2021.

(3)	The amounts in this column reflect the named executive officer’s short-term incentive (“STI”) opportunity at target. For 2021, the STI performance goal is the achievement of pre-determined revenue performance levels. The 2021 STI pays out 0% of target if the threshold performance goal or below is achieved and 120% of target if the maximum performance goal or above is achieved. Payouts are linearly interpolated for performance in between levels.

(4)	The amounts in these columns reflect the named executive officer’s long-term incentive (“LTI”) opportunities at target. For 2021, the LTI is divided into two components: restricted stock units (“RSUs”) and performance stock units (“PSUs”).

(5)	For 2021, the performance goal for the RSUs is the achievement of a pre-determined revenue performance level for fiscal 2021. The 2021 RSUs are earned at 0% of target if the threshold performance goal or below is achieved and 120% of target if the maximum performance goal or above is achieved. Payouts are linearly interpolated for performance in between levels. The 2021 RSUs vest in equal annual installments over 3 years beginning after the conclusion of the performance period.

(6)	For 2021, the performance goal for the PSUs is the achievement of pre-determined total shareholder return goals relative to a comparator group of companies. The 2021 PSUs are earned at 50% of target if the threshold performance goal is achieved and 150% of target if the maximum performance goal or above is achieved. Payouts are linearly interpolated for performance in between levels and there is 0% payout for performance below the threshold level. The 2021 RSUs cliff vest on December 31, 2023.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Form of Performance Stock Unit Award Agreement
99.2	Form of Restricted Stock Unit Award Agreement (with Performance Conditions)
99.3	Form of Restricted Stock Unit Award Agreement (without Performance Conditions)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2021	MICROVAST HOLDINGS, INC.

	By:	/s/ Yanzhuan Zheng
	Name:	Yanzhuan Zheng
	Title:	Chief Financial Officer

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